CONTACT:  Jim Allen, Mike Murray
                           Tandycrafts, Inc. (817) 551-9600
                           (investor_relations@tandycrafts.com)
FOR IMMEDIATE RELEASE      or
                           Jeff Lambert, Brian Edwards (mail@lamberedwards.com)
                           Lambert, Edwards & Associates, Inc. (616)233-0500


                   TANDYCRAFTS ANNOUNCES FISCAL 1999 RESULTS
             IMPAIRMENT OF GOODWILL CONTRIBUTES TO 4TH QUARTER LOSS

FORT WORTH, Texas, August 12, 1999 --Tandycrafts, Inc. (NYSE: TAC) today announced financial results for its fourth quarter and fiscal year ended June 30, 1999.

The Fort Worth, Texas-based consumer products company reported a net loss of $10.8 million, or $0.89 per share, on net sales of $40.5 million in the fiscal 1999 fourth quarter, compared with net income of $414,000, or $0.03 per share, on net sales of $50.8 million in the same period last year. Tandycrafts said the fiscal 1999 fourth quarter results include a pretax charge of approximately $11.2 million for the impairment of goodwill and the writedown of other assets at the Company's Licensed Lifestyles unit.

In fiscal 1999, Tandycrafts reported a net loss of $23.8 million, or $1.96 per share, on net sales of $194.7 million, compared with net income of $4.6 million,
or $0.37 per share, on net sales of $232.5 million in fiscal 1998.   The fiscal
1999 results include pre-tax charges of approximately $32.3 million related primarily to Licensed Lifestyles, the Company's exit from the Tandy Leather retail and manufacturing businesses and performance under a guaranty of bank debt of Cargo Furniture & Accents.

Tandycrafts said the closure of the leather operations, combined with the 1998 sale of Joshua's Christian Stores, were the primary reasons for the decrease in consolidated annual sales compared with fiscal 1998. Excluding Tandy Leather and Joshua's, sales grew 3% to $159.8 million, due primarily to the consolidation of Cargo Furniture and Accents into the Company as well as increases at the Company's Frames and Wall Decor and Office Supplies divisions. These gains helped offset lower sales at the Gifts division, including a 28% decline at Licensed Lifestyles, which markets sports-licensed items.

"Our financial results mask the considerable progress we made in executing our business plan and reshaping Tandycrafts for a profitable future," said Michael Walsh, president and chief executive officer. "We shed underperforming assets, refined our distribution channels, improved key business functions and continued to invest in product development and systems. Additionally, we focused on making the most of new opportunities in the home furnishings and decor markets, as evidenced by our commitment to Cargo Furniture and investment in a new, state-of-the-art frames manufacturing plant in Mexico. Moving forward, these two businesses will play an important role as we shift toward becoming a consumer-focused company that offers products for the home and office."

                                    --MORE--


TANDYCRAFTS, INC. /PAGE 2

Walsh continued: "The plan to consolidate the California framed art manufacturing in Mexico and its administrative and distribution functions in Fort Worth is progressing smoothly, and we are on track to substantially complete this process by the end of calendar 1999. Our transition plan for Tandy Leather has also proven effective, which has allowed us to minimize losses from closing our stores in favor of more efficient direct distribution channels. Total charges related to the Tandy Leather reorganization were approximately $17.6 million, versus the previous estimate of $20 to $22 million and all stores were closed prior to our June 30, 1999 target date. Additionally, our move to direct marketing sales channels of leathercrafts via mail order and the Internet (www.tandyleather.com) is yielding strong initial results."

Improved cash flow and early collection of receivables from the sale of Joshua's helped Tandycrafts reduce its long-term debt and interest expense in fiscal 1999. Long-term debt at June 30, 1999 decreased 12% to $30 million compared with the previous fiscal year-end balance of $34 million. Net interest expense decreased $1.1 million -- or 33% -- in fiscal 1999 versus the same period a year-ago.

"We are well-positioned for the future, both financially and operationally," said Jim Allen, executive vice president and chief operating officer of Tandycrafts. "We continue to focus on cost and inventory management at all levels, and have placed new emphasis on implementing best practices and exploring across divisions opportunities for cross-selling and cross-marketing."

Walsh concluded: "The past several years of restructuring and reorganization have been difficult, but worthwhile and necessary. While we still have some transitional challenges and issues to address in the next six months, we are poised for profitable growth. We will continue to refine our business and focus on our most profitable segments in order to enhance value for shareholders and ensure the long-term growth of Tandycrafts."

Tandycrafts, Inc. (www.tandycrafts.com) is a leading maker and marketer of consumer products, including frames and wall decor, office supplies, home furnishings and gift products. The Company's products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers, and direct-to-consumer channels through the Company's retail stores, mail order and the Internet.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                                     # # #



                               TANDYCRAFTS, INC.
                                AND SUBSIDIARIES

                         SELECTED FINANCIAL HIGHLIGHTS
                         -----------------------------


                                            Three Months Ended
                                            ------------------
                                                 (000's)

                                         June 30,        June 30,
                                           1999            1998
                                         ---------      ----------

NET SALES                                $  40,527      $   50,799

Operating Costs & Expenses:
   Cost of Goods Sold                       29,197          33,182
   Selling, General & Administrative        15,593          14,650
   Impairment of Long Lived Assets Charge    9,522               -
   Loss on Sale of Business Unit                 -             623
   Depreciation and Amortization             1,043           1,045
                                         ---------      ----------
      Total Operating Costs & Expenses      55,355          49,500
                                         ---------      ----------

Operating Income (Loss)                    (14,828)          1,299
Interest Expense, net                          573             645
                                         ---------      ----------

Income (Loss) Before Taxes                 (15,401)            654
Provision (Benefit) for Income Taxes        (4,656)            240
                                         ---------      ----------

      Net Income (Loss)                  $ (10,745)     $      414
                                         =========      ==========

Net Income (Loss) Per Share:
      Basic and Diluted                  $   (0.89)     $      0.03
                                         =========      ===========

Weighted Average Common Shares:
   Basic                                    12,036          12,617
   Diluted                                  12,036          12,663





                               TANDYCRAFTS, INC.
                               AND SUBSIDIARIES

                         SELECTED FINANCIAL HIGHLIGHTS
                         -----------------------------


                                            Fiscal Years Ended
                                            ------------------
                                                 (000's)

                                         June 30,        June 30,
                                           1999            1998
                                         ---------      ----------

NET SALES                                $ 194,698      $  232,495

Operating Costs & Expenses:
   Cost of Goods Sold                      139,525         153,484
   Selling, General & Administrative        64,118          63,182
   Restructuring Charges                     8,145               -
   Impairment of Long Lived Assets Charge    9,522               -
   Loss on Sale of Business Unit                 -             623
   Depreciation and Amortization             4,327           4,828
                                         ---------      ----------
      Total Operating Costs & Expenses     225,637         222,117
                                         ---------      ----------

Operating Income (Loss)                    (30,939)         10,378
Interest Expense, net                        2,173           3,259
                                         ---------      ----------

Income (Loss) Before Taxes                 (33,112)          7,119
Provision (Benefit) for Income Taxes        (9,279)          2,502
                                         ---------      ----------

      Net Income (Loss)                  $ (23,833)     $    4,617
                                         =========      ==========

Net Income (Loss) Per Share:
      Basic and Diluted                  $   (1.96)     $      0.37
                                         =========      ===========

Weighted Average Common Shares:
   Basic                                    12,182          12,645
   Diluted                                  12,184          12,659



                                     # # #